Exhibit 99.1

NEWS RELEASE

Contacts:

Paolo Amoruso, Vice President of Commercial and Legal Affairs.

David Wesson, Vice President and Chief Financial Officer.

(713) 353-9445

Emergency Arbitrator Rules that Hyperdynamics is Not Entitled to Emergency Injunctive Relief

HOUSTON, February 23, 2016 — Hyperdynamics Corporation (OTCQX:HDYN) announced today, that on February 17, 2016 the Emergency Arbitrator appointed by the American Arbitration Association (“AAA”), granted in part and denied in part the emergency relief measures requested by SCS Corporation Ltd. (“SCS”).

On Friday January 8, 2016, SCS filed parallel actions in the United States District Court for the Southern District of Texas and before the AAA against Tullow Guinea Ltd. (“Tullow”) and Dana Petroleum Ltd. (“Dana”) for their failure to meet their obligations under the Joint Operating Agreement and Production Sharing Contract in Guinea.  On February 2, 2016, SCS filed an Application for Emergency Arbitrator and Interim Measures of Protection and requested the following relief: (a) expedite discovery prior to the constitution of the arbitral tribunal; (b) provide that the time period permitted by the parties’ arbitration agreement for the selection of the arbitrators and the filing of any responsive pleadings or counterclaims be accelerated; (c) require Tullow, as the designated operator under the JOA, to maintain existing “well-planning activities”; (d) require Tullow to undertake and complete certain planning activities; and (e)

require Tullow and Dana to join with SCS in completing the negotiation of an acceptable amendment to the PSC and to agree to a process that will result in the execution of the amendment.

With the exception of limited relief regarding discovery and agreement by Tullow to maintain certain well plan readiness, the Emergency Arbitrator ruled that SCS is not entitled to the emergency injunctive relief it requested requiring Tullow and Dana to join with SCS in the negotiation of an acceptable amendment to the PSC and to agree to a process that will result in the execution of the amendment.  Further, the Emergency Arbitrator enjoined all parties to the dispute from pursuing parallel District Court proceedings.

Hyperdynamics will continue to explore all options, but it believes that, pending final relief from the arbitral tribunal, it has exhausted all of its remedies in getting Tullow and Dana to drill the planned exploration well. The process of constituting an arbitral tribunal before the AAA has begun, but Hyperdynamics is unable to predict the timing nor the result of this proceeding.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This news release and the Company’s website referenced in this news release contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding Hyperdynamics Corporation’s future plans and expected performance that are based on assumptions the Company believes to be reasonable.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Report on Form 10-Q for the fiscal quarter ended December 31, 2015.  The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company’s expectations with respect to these forward looking statements.

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